Exhibit 99.1

Company Contacts:	Investor Contacts:
Nuvectra Corporation	The Ruth Group

Walter Berger, Chief Financial Officer	Nick Laudico
(214) 474-3102	(646) 536-7030
wberger@nuvectramed.com	nlaudico@theruthgroup.com

Jennifer Armstrong, Media Relations	Zack Kubow
(214) 474-3110	(646) 536-7020
jarmstrong@nuvectramed.com	zkubow@theruthgroup.com

Nuvectra Reports First Quarter 2016 Financial Results

Plano, Texas, May 11, 2016 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, announced today financial results for the first quarter ended April 1, 2016.

Recent Accomplishments & Highlights

●	Completed spin-off from Greatbatch, Inc. on March 14, 2016

●	Initiated U.S. commercial launch of Algovita® Spinal Cord Stimulation System (“Algovita”) and first patients implanted in April 2016

●	Enhanced senior management team with the appointment of J. Paul Hanchin as Company President

●	Entered into $45.0 million credit facility

Scott Drees, Chief Executive Officer of Nuvectra, said, “We completed several important milestones in the first quarter, highlighted by the commercial launch of Algovita in the United States. While it is still early in the launch, we have been pleased with our ability to recruit high quality, experienced sales representatives, and remain focused on building and training a world-class sales organization. We have also been encouraged by initial physician interest in the innovative technologies of Algovita, highlighted by its powerful implantable pulse generator, industry-first stretchable leads, and discrete patient controller.”

Mr. Drees added, “During the quarter we also completed our spin-off from Greatbatch with initial funding of $75 million and an expansive intellectual property portfolio, we became a publicly-traded company and we enhanced our balance sheet with a new credit facility. Overall, we are excited about our position in the market, the strong commercial opportunity in spinal cord stimulation, and potential to leverage our platform into new markets.”

Financial Results

Total revenue in the first quarter of 2016 was $2.1 million, a 76% increase from $1.2 million in the first quarter of 2015. The increase reflects a higher volume of component sales from the Company’s NeuroNexus subsidiary and revenue related to the Company’s partnership with Aleva Neurotherapeutics, S.A, which is focused on developing the Company’s Algovita platform into a complete system for use in deep brain stimulation for the treatment of Parkinson’s Disease. The Company initiated the U.S. commercial launch of Algovita for the treatment of chronic pain of the trunk and/or limbs during the first quarter of 2016, and the first patient implants occurred in April 2016.

Gross profit in the first quarter of 2016 was $1.0 million, or 49% gross margin, an increase from $0.2 million, or 14% gross margin, in the first quarter of 2015. The increase in gross margin reflects a shift in mix toward higher margin products and services as well as pricing improvements under our supply agreement with Greatbatch for Algovita.

Operating expenses in the first quarter of 2016 were $8.1 million, a 42% increase from $5.7 million in the first quarter of 2015. The increase reflects investments in the Company’s sales and marketing and research and development teams, along with higher headcount related to becoming a public company and the commercial launch of Algovita.

Net loss for the first quarter of 2016 was $(7.1) million or $(0.70) per share, compared with net loss of $(5.5) million, or $(0.54) per share, for the first quarter of 2015.

Total cash and cash equivalents were $90.3 million as of April 1, 2016, compared to $0.2 million as of January 1, 2016. On March 14, 2016, the Company completed a spin-off from Greatbatch, Inc. which included a cash capital contribution of $75.0 million from Greatbatch. On March 18, 2016, the Company entered into a loan agreement with Oxford Finance and Silicon Valley Bank consisting of a $40.0 million term loan credit facility, from which $15.0 million was funded at the closing of the agreement, and a $5.0 million revolving line commitment.

Conference Call Information

Nuvectra will hold a conference call on Wednesday, May 11, 2016 at 4:30pm ET to discuss the results. The dial in numbers are (888) 514-4518 for domestic callers and (704) 815-5850 for international callers. The conference ID is 99612029. A live webcast of the conference call will be available on the investor relations section of the Company’s website at http://investors.nuvectramed.com/.

A replay of the call will be available starting on May 11, 2016 through May 18, 2016. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and enter access code 99612029. The webcast will be available in the investor relations section of the Company’s website for 90 days following the completion of the call.

About Nuvectra Corporation

Nuvectra™ is a neurostimulation company committed to helping physicians improve the lives of people with chronic neurological conditions. The Algovita® Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other neurological indications such as sacral nerve stimulation (SNS), and deep brain stimulation (DBS). In addition, our NeuroNexus subsidiary designs, manufactures and markets leading-edge neural-interface technologies for the neuroscience clinical research market. Visit the Nuvectra website at www.nuvectramed.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made.  Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) our ability to successfully commercialize Algovita and develop and commercialize enhancements to Algovita; (ii) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (iii) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (iv) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (v) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements; (vi) our ability to successfully build an effective commercial infrastructure and sales force in the United States; (vii) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; and (viii) any product recalls or the receipt of any warning letters from any governmental or regulatory agency.  Please see the sections entitled “Cautionary Statement Concerning Forward-Looking Statements" and “Risk Factors” in Nuvectra’s Registration Statement on Form 10 for a description of these and other risks and uncertainties.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Nuvectra Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS—Unaudited

(in thousands except share and per share data)

	As of
	April 1, 2016	January 1, 2016
Assets
Current assets:
Cash and cash equivalents	$90,347	$202
Trade accounts receivable, net of allowance for doubtful accounts of $27 in 2016 and $56 in 2015	831	417
Prepaid expenses and other current assets	963	145
Total current assets	92,141	764
Property, plant and equipment, net	5,163	4,469
Intangible assets, net	1,915	1,983
Goodwill	38,182	38,182
Other long-term assets	526	—
Total assets	$137,927	$45,398
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$5,531	$542
Amount due to non-controlling interests	—	6,818
Accrued bonuses	669	198
Total current liabilities	6,200	7,558
Other long-term liabilities	526	—
Long-term debt, net	13,248	—
Total liabilities	19,974	7,558
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 10,258,278 and 0 shares issued and outstanding in 2016 and 2015, respectively	10	—
Additional paid-in capital	119,893	—
Retained deficit	(1,950)	(125,094)
Greatbatch’s net investment	—	162,934
Total stockholders’ equity	117,953	37,840
Total liabilities and stockholders’ equity	$137,927	$45,398

Nuvectra Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS — Unaudited

(in thousands except per share data)

	Three Months Ended
	April 1, 2016	April 3, 2015
Sales:
Product	$1,551	$1,174
Service	511	—
Total sales	2,062	1,174
Cost of sales	1,055	1,006
Gross profit	1,007	168
Operating expenses:
Selling, general and administrative expenses	4,085	2,218
Research, development and engineering costs, net	3,536	3,039
Other operating expenses	469	424
Total operating expenses	8,090	5,681
Operating loss	(7,083)	(5,513)
Interest expense	59	—
Loss before provision for income taxes	(7,142)	(5,513)
Provision for income taxes	—	—
Net loss	$(7,142)	$(5,513)
Comprehensive loss	$(7,142)	$(5,513)
Basic and diluted net loss per share	$(0.70)	$(0.54)
Basic and diluted weighted average shares outstanding	10,258	10,258